Exhibit 99.1

Greenland Technologies to Report First Quarter 2021 Unaudited Financial Results on Wednesday, May 12, 2021

EAST WINDSOR, N.J., May 7, 2021 /PRNewswire/ -- Greenland Technologies Holding Corporation (NASDAQ: GTEC) ("Greenland"), a technology developer and manufacturer of electric industrial vehicles and drivetrain systems for material handling machineries and vehicles, today announced that it will report its first quarter 2021 unaudited financial results on Wednesday, May 12, 2021, before the U.S. market opens.

Greenland’s management team will host an earnings conference call at 8:30 AM on Wednesday, May 12, 2021, U.S. Eastern Time (8:30 PM on May 12, 2021, Beijing/Hong Kong Time).

Please register in advance for the conference using the link provided below and dial in 10 minutes before the conference is scheduled to begin. Conference access information will be provided upon registration.

Participant Online Registration: http://apac.directeventreg.com/registration/event/8952138

A replay of the conference call may be accessed by phone at the following numbers until May 20, 2021. To access the replay, please reference the conference ID 8952138.

Phone Number
International	+61 2 8199-0299
United States	+1 (855) 452-5696
China Hong Kong	+852 800963117
Mainland China	+86 4006322162
+86 8008700205

A live and archived webcast of the conference call will be available at https://edge.media-server.com/mmc/p/7wjbeogk

About Greenland Technologies Holding Corporation

Greenland Technologies Holding Corporation (NASDAQ: GTEC) is a developer and a manufacturer of drivetrain systems for material handling machineries and electric vehicles, as well as electric industrial vehicles. For more information visit www.gtec-tech.com.